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Fourth Quarter News Release and Statistical Supplement (Unaudited)
January 19, 2005

                        Table of Contents

                                                                     Page

Earnings News Release                                                 1-7

Financial Supplement Introduction                                     SS-1

Financial Measures Used by Safeco                                     SS-2

Consolidated Results

         Key Metrics                                                  SS-6
         Consolidated Statements of Income                            SS-7
         Condensed Balance Sheets                                     SS-8
         Continuing Operations Income Summary                         SS-9


Property & Casualty Results

         Underwriting Profit (Loss) and Combined Ratios               SS-10
         Net Written Premiums                                         SS-11
         Net Earned Premiums                                          SS-12
         Safeco Personal Insurance (SPI)                              SS-13
         Safeco Business Insurance (SBI)                              SS-14
         Surety, Other and Total                                      SS-15
         Statutory Information                                        SS-16


Corporate Supplemental Information

         Investment Portfolio                                         SS-17
         Capitalization                                               SS-18

[Safeco Logo]

FOR RELEASE AT 7:45 a.m., Eastern Time
INVESTOR RELATIONS CONTACT:                          Neal Fuller, 206-545-5537
MEDIA RELATIONS CONTACT:                             Paul Hollie, 206-545-3048

                SAFECO'S PROFITABLE GROWTH CONTINUES WITH STRONG
                        FOURTH-QUARTER, FULL-YEAR RESULTS

SEATTLE--(January 19, 2005)--
Highlights

o    Posted best-ever, full-year net income of $562.4 million.

o    Generated strong underwriting profits across all major lines of business.

------------------------------------------------------------- --------------------------------- -------------------------------
Summary Financial Results after tax                                    3 Months Ended                  12 Months Ended
(In millions except per-share data)                                     December 31                      December 31
                                                                   2004             2003             2004            2003
------------------------------------------------------------- ---------------- ---------------- ---------------- --------------
Net Income                                                    $       179.8    $        166.2    $       562.4   $      339.2
 Per Diluted Share of Common Stock                            $         1.41   $          1.19   $         4.16  $        2.44
------------------------------------------------------------- -- ------------- --- ------------ ---- ----------- --- ----------
Results from Discontinued Operations                          $         -      $         27.2    $       (57.8)  $       53.7
------------------------------------------------------------- -- ------------- --- ------------ ---- ----------- --- ----------

Income from Continuing Operations                             $       179.8    $        139.0    $       620.2   $      285.5
------------------------------------------------------------- -- ------------- --- ------------ ---- ----------- --- ----------
Loss on Debt Repurchases                                                -                 -              (78.7)           -
------------------------------------------------------------- -- ------------- --- ------------ ---- ----------- --- ----------
Net Realized Investment Gains                                          10.6              22.2            126.4           45.9
------------------------------------------------------------- -- ------------- --- ------------ ---- ----------- --- ----------
*Operating Earnings - Continuing Operations                   $       169.2    $        116.8    $       572.5   $      239.6
------------------------------------------------------------- -- ------------- --- ------------ ---- ----------- --- ----------
Weighted Average Shares Outstanding (Diluted)                         127.9             139.2            135.2          138.9
------------------------------------------------------------- -- ------------- --- ------------ ---- ----------- --- ----------
* Operating Earnings is Income from Continuing Operations excluding Net Realized Investment Gains and Loss on Debt
Repurchases. Measures used in this news release that are not based on accounting principles generally accepted in the United
States (GAAP) are defined and reconciled to the most directly comparable GAAP measure in our Form 8-K available through the
SEC and online at http://www.safeco.com/safeco/investor/pdfs/04Q4_sup.pdf.
-------------------------------------------------------------------------------------------------------------------------------

     Safeco (NASDAQ: SAFC) reported net income for the fourth quarter of $179.8 million, or $1.41 per diluted share. This compares with net income of $166.2 million, or $1.19 per diluted share, for the same period last year. For the full year, Safeco reported net income of $562.4 million, or $4.16 per diluted share, compared with net income of $339.2 million in 2003, or $2.44 per diluted share.

     Net realized investment gains from continuing operations for the fourth quarter were $10.6 million, compared with $22.2 million in the same period of 2003. For the full year, net realized investment gains from continuing operations were $126.4 million, compared with $45.9 million for 2003.

     Operating earnings from continuing operations for the fourth quarter were $169.2 million, compared with $116.8 million in the fourth quarter of 2003. For the full year 2004, operating earnings from continuing operations were $572.5 million, compared with $239.6 million in 2003.

     "Our results in 2004 represent some of the best in Safeco's history," said Mike McGavick, Safeco chairman and chief executive officer. "All of Safeco's people and partners can take real pride in delivering this terrific performance."

     The overall Property & Casualty (P&C) combined ratio was 88.8, versus 92.8 in the same quarter last year. The combined ratio for the full year 2004 was 91.5, compared with 100.1 in 2003. (Combined ratio is the percentage of each premium dollar spent on claims and expenses - the lower the ratio, the better the performance.)

     Pretax catastrophe losses for the fourth quarter were $40.2 million, primarily due to increased loss estimates for third-quarter hurricanes in the company's Property and SBI Regular business lines. This compares with pretax catastrophe losses of $20.2 million in the fourth quarter of 2003. For the full year, pretax catastrophe losses were $275.6 million, compared with $153.7 million in 2003.

     For the first time since 1998, due to Safeco's excellent performance for the full year, fourth-quarter results included $15.8 million pretax in an additional profit-sharing retirement contribution. The effect of this contribution on the fourth-quarter combined ratio was 1.1 points (1.1 points in Auto, 1.1 points in Property, 1.3 points in SBI Regular and 1.1 points in Surety).

     Safeco's annualized return on equity (ROE) for the quarter was 18.8 percent. Annualized operating ROE - measured using operating earnings and excluding from equity unrealized gains/losses on bonds - was also 18.8 percent for the quarter. For the full year, return on equity was 12.6 percent and operating ROE was 17.7 percent.

     Total revenues from continuing operations in the fourth quarter were $1.57 billion, compared with $1.44 billion in 2003. For the full year, total revenues were $6.20 billion, compared with $5.45 billion in 2003. Operating revenues, which exclude net realized investment gains, were $1.55 billion for the quarter, up 10.6 percent from the same quarter in 2003. For the full year, operating revenues increased 11.4 percent to $5.99 billion from $5.38 billion in 2003.

     P&C net earned premiums were $1.44 billion for the quarter, an 11.7 percent increase over last year. For the full year, P&C net earned premiums were $5.53 billion, compared with $4.90 billion in 2003 - a 12.8 percent increase.

     P&C net written premiums increased to $1.38 billion for the quarter, up 7.9 percent compared with the same period last year. For the full year, P&C net written premiums were $5.68 billion, compared with $5.11 billion in 2003 - up
11.0 percent.

     P&C pretax net investment income for the quarter was $106.5 million, a decrease of 3.2 percent compared with the same period a year ago, reflecting a $4.8 million amortization adjustment on foreign bonds. For the full year, P&C pretax net investment income was $445.0 million, a decrease of 1.8 percent compared with $453.0 million of pretax net investment income earned in 2003.

     "2004 was a key positioning year for Safeco," said McGavick. "From the sale of our life and investments business to the rollout of our Web-based Safeco Now(TM) automated sales-and-service platform, we took major steps to establish ourselves as a leading provider of personal and small-commercial insurance. And we're not done. Our strong performance demonstrates what we can achieve as a focused P&C company."

Safeco Personal Insurance

     Safeco Auto reported a quarterly pretax underwriting profit of $41.1 million, compared with $23.0 million in the same period a year ago. Auto's combined ratio was 94.1 in the quarter, compared with 96.2 a year ago. For the full year, Auto had a $176.2 million underwriting profit compared with $47.7 million in 2003. The full-year Auto combined ratio was 93.3, compared with 97.9 for 2003.

     Auto net written premiums rose 11.7 percent in the quarter and 15.8 percent for the full year. Policies in force (PIF) grew 8.8 percent from a year ago, reflecting a steady flow of new-business policies issued. Retention of existing policyholders remained stable.

     "Rate competition in the auto market intensified throughout the year. While competition accelerated in the fourth quarter, our growth rates continue above the industry average," said McGavick.

     "Our gratifying combined ratio reflects the discipline of our underwriting team and the effectiveness of our pricing model," he said. "Our retention levels are steady, which tells us we're serving our customers well. This may be a key differentiator as we fight through this competitive environment."

     Safeco Property, which includes homeowners, renters and related coverages, produced a quarterly pretax underwriting profit of $54.3 million, compared with $47.0 million in the same period a year ago. Property's combined ratio was 76.7 in the quarter, compared with 79.8 in the same quarter a year ago. The fourth-quarter combined ratio included $13.0 million in catastrophe losses, driven primarily by increased hurricane losses. The combined ratio in fourth-quarter 2003 included $18.0 million in catastrophe losses. For the full year, Property had a $209.2 million underwriting profit compared with $108.9 million in 2003. The 2004 Property combined ratio was 77.3, compared with 88.2 for 2003.

     Property net written premiums fell 1.9 percent in the quarter compared with a year ago. PIF fell 6.7 percent over year-ago levels. New-business policies issued rose 17.2 percent compared with the same quarter a year ago, and retention was slightly higher.

     "We like the direction of trends in our Property business," said McGavick. "With our product largely fixed, we offer stability and competitiveness to a homeowners market that's been starved for both."

Safeco Business Insurance

     Safeco Business Insurance (SBI) reported a pretax underwriting profit of $62.6 million in the quarter, compared with $51.4 million for the same period in 2003. The combined ratio for the quarter was 85.2, compared with 86.7 a year ago.

     For the full year, SBI produced a $73.5 million underwriting profit, compared with an underwriting loss of $5.1 million in 2003. The 2004 SBI combined ratio was 95.6, compared with 100.3 for 2003.

     SBI Regular - Safeco's core commercial line serving small- to medium-sized businesses - reported a pretax underwriting profit of $51.2 million in the quarter, compared with $39.5 million for the same period last year. The SBI Regular combined ratio was 83.8, compared with 86.1 in the same period last year.

     The SBI Regular fourth-quarter results included $28.0 million pretax in catastrophe losses, offset by $26.1 million pretax in favorable prior-year reserve development during the quarter. The favorable development was largely a result of reserve releases associated with Ohio commercial auto business and World Trade Center losses. The fourth-quarter 2003 results included $0.2 million pretax in catastrophe losses, more than offset by $23.9 million pretax in favorable prior-year reserve development.

     For the full year, SBI Regular had a $47.2 million underwriting profit, compared with an underwriting loss of $28.6 million in 2003. The 2004 SBI Regular combined ratio was 96.2, compared with a 102.6 combined ratio for 2003. Excluding the third-quarter 2003 workers compensation reserve strengthening, the SBI Regular combined ratio for 2003 was 97.4.

     SBI Regular net written premiums increased 7.6 percent during the fourth quarter compared with the same period last year. SBI Regular PIF increased 0.2 percent compared with a year ago. New-business policies issued for the quarter decreased 8.2 percent compared with the same quarter last year, but the retention rate of existing customers was steady.

     "While we continue to have superior profitability and stable growth patterns, the commercial marketplace is one of our most competitive, requiring constant discipline," said McGavick. "We believe our business model, which leverages our automated sales-and-service platform to deliver our small-commercial products, will allow us to maintain healthy margins."

Surety

     Safeco Surety reported a pretax underwriting profit of $11.6 million in the quarter, compared with $8.6 million for the same period in 2003.

     Surety's combined ratio was 79.5 for the quarter, compared with 79.9 a year ago. Net written premiums grew 24.6 percent compared with the same period last year.

     For the full year, Surety generated a $42.4 million pretax underwriting profit, compared with $27.6 million in 2003. The 2004 Surety combined ratio was 79.1, compared with an 82.0 combined ratio for 2003.

P&C Other

     The P&C Other segment, which includes results from operations that Safeco has exited or placed in runoff, had a pretax underwriting loss of $11.0 million in the fourth quarter due to prior-year unfavorable loss reserve development, compared with a $42.2 million pretax underwriting loss in the same quarter of 2003, also driven by prior-year unfavorable loss reserve development.

Additional Financial Information Available

     Safeco uses both GAAP and non-GAAP financial measures to track the performance of its operations. The definition of each non-GAAP measure and reconciliation to the most directly comparable GAAP measure are included in Safeco's Form 8-K that will be furnished to the U.S. Securities and Exchange Commission today.

     The Form 8-K will include this news release and Safeco's summary financial results, consolidated statements of income and condensed balance sheets in the company's fourth-quarter financial supplement.

     Safeco's fourth-quarter press release, financial supplement and 8-K are available online at http://www.safeco.com/safeco/investor/pdfs/04Q4_sup.pdf.

Management Reviews Results on Webcast

     Safeco's senior management team will discuss the company's fourth-quarter and full-year performance with analysts today at 11 a.m., Eastern Time (8 a.m., Pacific Time). The conference call will be broadcast live on the Internet at http://www.safeco.com/irwebcast and archived later in the day for replay.

     Safeco, in business since 1923, is a Fortune 500 property and casualty insurance company based in Seattle. The company sells insurance to drivers, homeowners, and small- and medium-sized businesses through a national network of independent agents and brokers. More information about Safeco can be found at www.safeco.com.

                                       ###

-------------------------------------------------------------------------------

                  Forward-looking information contained in this
                 news release is subject to risk and uncertainty

Forward-looking information contained in this release is subject to risk and uncertainty. Information contained in this release that relates to anticipated financial performance, business prospects and plans, regulatory developments and similar matters are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Statements in this release that are not historical information are forward-looking. Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this release. The risks and uncertainties include, but are not limited to:

>> Risks related to the pricing and underwriting of our insurance products, and the subsequent establishment of reserves, such as:

     o Successful implementation of the new-business entry model for personal and commercial lines

     o Our ability to appropriately price and reserve for changes in the mix of our book of business

     o    Our ability to establish appropriate pricing

     o Inflationary pressures on medical care costs, auto parts and repair, construction costs and other economic factors that increase the severity of claims

     o Our availability and pricing of our reinsurance, including coverage for loss from terrorism and our ability to collect from our reinsurers

     o Our ability to price for or exclude the risk of loss from terrorism on our policies

>>       Risks related to our Property & Casualty insurance strategy, such as:

     o Our ability to achieve premium targets and profitability, including realization of growth and business retention estimates

     o    Our ability to achieve overall expense goals

     o Our ability to run off our businesses that we have exited, or intend to exit in the future, without incurring material unexpected charges

>>       Regulatory, judicial and legislative risks, such as:

     o    Our ability to freely enter and exit lines of business

     o Our ability to successfully obtain regulatory approval of rates and underwriting guidelines, including price-tiered products and the use of insurance scores that include credit information as a component

     o Interpretation of insurance policy provisions by courts or tax authorities, court decisions regarding coverage and theories of liability, trends in litigation and changes in claims settlement practices

     o    The outcome of any litigation against us

     o Legislative and regulatory developments affecting the actions of insurers, including requirements regarding rates, taxes, compensation of brokers and agents and availability of coverage

>> The competitive pricing environment, initiatives by competitors and other changes in the competition

>>       Unusual loss activity, such as:

     o Weather conditions, including the severity and frequency of storms, hurricanes, hail, snowfall and winter conditions

     o    The occurrence of significant natural disasters, including earthquakes

     o The occurrence of significant man-made disasters, such as terrorist attacks or war

     o The occurrence of bankruptcies that result in losses on insurance products or investments

>>       Financial and economic conditions, such as:

     o    Performance of financial markets

     o    Availability of bank credit facilities

     o    Fluctuations in interest rates

     o    General economic conditions

>>       Operational risks, such as:

     o Damage to our infrastructure resulting in a disruption of our operations

     o    Internal or external fraud perpetrated against us

We assume no obligation to update any forward-looking statements contained in this news release.

-------------------------------------------------------------------------------

                           [Safeco Corporation logo]

                              Financial Supplement
                              Fourth Quarter, 2004

On January 1, 2004, we made minor revisions to our Property & Casualty (P&C) segments, which are more reflective of how these segments are managed. Our non-voluntary auto and property results, previously in P&C Other, are now included in SPI Auto and SPI Property. Certain products, previously reported in SPI Specialty, primarily earthquake, inland marine and dwelling fire, are now included in SPI Property. Our commercial specialty programs and large commercial accounts in runoff, previously SBI Runoff, are now included in P&C Other. All prior periods have been restated to reflect the revised presentation of P&C segments.

On August 2, 2004, we completed the sale of our Life & Investments (L&I) operations. We have presented the results of L&I as a Discontinued Operation in all periods presented.

This report is for informational purposes only. The financial statements and financial exhibits included in this supplement are unaudited. These financial statements and financial exhibits should be read in conjunction with the financial statements filed with the Securities and Exchange Commission in the Company's quarterly 10-Q and annual 10-K filings.


Neal Fuller
Vice President - Finance
206-545-5537
neaful@safeco.com

                               Safeco Corporation

                        Financial Measures Used by Safeco

(Amounts are in millions or thousands as specified, except ratio and per share information.)

How We Report Our Results

Property & Casualty (P&C) businesses include the following segments:
         Safeco Personal Insurance (SPI)
              Auto
              Property
              Specialty
         Safeco Business Insurance (SBI)
              SBI Regular
              SBI Special Accounts Facility
         Surety
         P&C Other

Corporate includes all other activities, primarily the financing of our business activities.

Certain reclassifications have been made to the prior-year amounts to conform to the current-year presentation.

In addition to financial measures presented in the consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States (GAAP), we also use certain non-GAAP financial measures to analyze and report our financial results. Management believes that these non-GAAP measures, when used in conjunction with the consolidated financial statements, can aid in understanding our financial condition and results of operations. These non-GAAP measures are not a substitute for GAAP measures, and where these measures are described we provide tables that reconcile the non-GAAP measures to the GAAP measures reported in our consolidated financial statements.

Operating Revenues

Operating revenues is a non-GAAP financial measure used by management to analyze the revenues of our P&C operations. It excludes net realized investment gains and losses that can fluctuate significantly and distort a comparison between periods. The following table provides a reconciliation of operating revenues to revenues, the most directly comparable GAAP measure.


                                                         Three Months Ended             Year Ended
                                                             December 31               December 31
                                                     ------------------------------------------------------
                                                         2004          2003         2004         2003
-----------------------------------------------------------------------------------------------------------

Total Revenues                                         $   1,574.4  $   1,436.1   $   6,195.4  $   5,450.1
Net Realized Investment Gains                                (22.6)       (33.4)       (200.8)       (70.1)
                                                     ------------------------------------------------------
Operating Revenues                                     $   1,551.8  $   1,402.7   $   5,994.6  $   5,380.0
-----------------------------------------------------------------------------------------------------------



Operating Earnings - Continuing Operations

Operating earnings from Continuing Operations is a non-GAAP financial measure that we use to assess the profitability of our P&C and Corporate operations. In the determination of operating earnings from continuing operations, we exclude net realized investment gains and losses from Income from Continuing Operations.
Net realized investment gains and losses can fluctuate significantly and distort a comparison between periods. In the third quarter of 2004 we also excluded the loss on debt repurchases. The following table reconciles operating earnings to Income from Continuing Operations, the most directly comparable GAAP measure.

                                                         Three Months Ended             Year Ended
                                                             December 31               December 31
                                                     ------------------------------------------------------
                                                         2004          2003         2004         2003
-----------------------------------------------------------------------------------------------------------
Income from Continuing Operations                      $     179.8  $     139.0   $     620.2  $     285.5
Net Realized Investment Gains, Net of Taxes                  (10.6)       (22.2)       (126.4)       (45.9)
Loss on Debt Repurchases, Net of Taxes                         --           --           78.7          --
                                                     ------------------------------------------------------
Operating Earnings - Continuing Operations             $     169.2  $     116.8   $     572.5  $     239.6
-----------------------------------------------------------------------------------------------------------


Operating Return on Equity

Operating return on equity is a ratio we calculate using non-GAAP measures. It is calculated by dividing the annualized consolidated operating earnings (see calculation below) for the most recent quarter by the average shareholders' equity for the quarter using a simple average of the beginning and ending balances for the quarter, excluding from equity after-tax unrealized investment gains and losses on fixed maturities. This ratio provides management with an additional measure to evaluate our results excluding the unrealized changes in the valuation of our fixed maturities portfolio that can fluctuate between periods. The following table reconciles operating return on equity to return on equity, the most directly comparable GAAP measure.


                                                         Three Months Ended             Year Ended
                                                             December 31               December 31

                                                     ------------------------------------------------------
(Annualized)                                             2004          2003         2004         2003
-----------------------------------------------------------------------------------------------------------


Net Income                                             $    179.8   $     166.2   $    562.4   $    339.2

Average Shareholders' Equity                              3,822.6       4,820.9      4,472.1      4,820.9
Return on Equity Based on Annualized Net Income              18.8%         13.8%        12.6%         7.0%

Income (Loss) from Discontinued Operations,
   Net of Taxes                                               --           27.2        (57.8)        53.7
Realized Investment (Gains) Losses from Discontinued
   Operations, Net of Taxes                                   --            7.8         17.9        111.7
Loss on Disposition                                           --            --         131.0          --
                                                     ------------------------------------------------------
Operating Earnings - Discontinued Operations                  --           35.0         91.1        165.4

Operating Earnings - Continuing Operations                  169.2         116.8        572.5        239.6
                                                     ------------------------------------------------------

Consolidated Operating Earnings                        $    169.2   $     151.8   $    663.6  $     405.0
                                                     ------------------------------------------------------

Average Shareholders' Equity                              3,822.6       4,820.9      4,472.1      4,820.9
Unrealized Fixed Maturities Investment Gains, Net of
   Taxes                                                   (227.5)     (1,292.5)      (732.1)    (1,292.5)
                                                     ------------------------------------------------------
Adjusted Average Shareholders' Equity                  $  3,595.1   $   3,528.4   $  3,740.0   $  3,528.4

Consolidated Operating Return on Equity Based on
   Annualized Operating Earnings                             18.8%         17.2%        17.7%        11.5%
-----------------------------------------------------------------------------------------------------------


Property & Casualty Net Written Premiums

Net written premiums is a non-GAAP measure representing the amount of premium charged for policies issued during the period. Premiums are reflected as revenue in the Consolidated Statements of Income as they are earned over the underlying policy period. Net written premiums applicable to the unexpired term of a policy are recorded as unearned premiums on our Consolidated Balance Sheets. We view net written premiums as a measure of business production for the period under review and as a leading indicator of net earned premiums. The following table reconciles net written premiums to net earned premiums, the most directly comparable GAAP measure on our Consolidated Statements of Income.

                                                         Three Months Ended             Year Ended
                                                             December 31               December 31

                                                     ------------------------------------------------------
                                                         2004          2003         2004         2003
-----------------------------------------------------------------------------------------------------------

Total Property & Casualty Net Earned Premiums          $   1,436.5  $   1,286.5   $   5,529.1  $   4,901.8
Change in Unearned Premiums                                  (58.1)        (9.2)        146.7        212.5
                                                     ------------------------------------------------------
Total Property & Casualty Net Written Premiums         $   1,378.4  $   1,277.3   $   5,675.8  $   5,114.3
-----------------------------------------------------------------------------------------------------------


Property & Casualty Underwriting Profit (Loss) and Combined Ratios

Underwriting profit (loss) represents the net amount of earned premiums less underwriting losses and expenses on a pretax basis. We view underwriting profit
(loss) as a critical measure to assess the underwriting effectiveness of the P&C operations and to evaluate the results of these business units. The related investment portfolio is managed separately from these underwriting businesses and, accordingly, net investment income and net realized investment gains and losses are discussed separately. The following table reconciles underwriting profit (loss) to Income from Continuing Operations before Income Taxes, the most directly comparable GAAP measure on our Consolidated Statements of Income.
Combined ratios are a standard industry measure of underwriting performance and are calculated as losses and expenses expressed as a percentage of net earned premiums.


                                                         Three Months Ended             Year Ended
                                                             December 31               December 31

                                                     ------------------------------------------------------
                                                         2004          2003         2004         2003
-----------------------------------------------------------------------------------------------------------

Income from Continuing Operations before Income Taxes  $     271.4  $     198.9   $     892.9  $     380.1
Net Realized Investment Gains                                (22.6)       (33.4)       (200.8)       (70.1)
Corporate Results before Income Taxes                         15.4         29.0          98.8        128.8
Loss on Debt Repurchases                                       --           --          121.0          --
Property & Casualty Net Investment Income                   (106.5)      (110.0)       (445.0)      (453.0)
Property & Casualty Restructuring Charges                      4.0          8.3           5.4          8.3
                                                     ------------------------------------------------------
Total Underwriting Profit (Loss)                       $     161.7  $      92.8   $     472.3  $      (5.9)
-----------------------------------------------------------------------------------------------------------




Other Information in this Supplement

Frequency, severity and loss cost information is on a newly reported, claims incurred, basis which may be different from paid.

Catastrophes are events resulting in losses greater than $500,000, involving multiple claims and policyholders.

Certain reclassifications have been made to the prior periods to conform to the current presentation.

NM = Not Meaningful


                                                             Safeco Corporation
                                                                 Key Metrics
                                                     (In Millions Except Per Share Data)


                                       4TH          3RD         2ND         1ST          4TH         Full        Full        Full
                                       QTR          QTR         QTR         QTR          QTR         Year        Year        Year
                                       2004         2004        2004        2004        2003         2004        2003       Change
                                   -----------  ----------- ----------- -----------  ----------  ----------- -----------  ---------


Net Income (Loss)                      $ 179.8     $ (101.1)    $ 247.5     $ 236.2     $ 166.2      $ 562.4     $ 339.2        66%

Net Income (Loss) Per Share               1.41        (0.76)       1.77        1.69        1.19         4.16        2.44        70%

Net Income (Loss) Return on Equity
annualized                               18.8%        -9.2%       18.7%       17.9%       13.8%        12.6%        7.0%        5.6

Net Realized Investment Gains,
after tax                               $ 10.6       $ 32.8      $ 55.2      $ 27.8      $ 22.2      $ 126.4      $ 45.9       175%

Operating Earnings from
Continuing Operations, after tax         169.2         51.8       193.7       157.8       116.8        572.5       239.6       139%

Operating Earnings from
Continuing Operations Per Share           1.32         0.39        1.38        1.13        0.84         4.23        1.72       146%

Consolidated
Operating Return on Equity
(Pre-FAS 115) annualized                 18.8%         7.5%       21.9%       20.4%       17.2%        17.7%       11.5%        6.2

Consolidated
Operating Return on Equity
annualized                               17.7%         6.6%       16.9%       15.0%       12.6%        14.8%        8.4%        6.4

Operating Revenues from
Continuing Operations                $ 1,551.8    $ 1,516.4   $ 1,470.9   $ 1,455.5   $ 1,402.7    $ 5,994.6   $ 5,380.0        11%
  % Chg Prior Year Same Qtr              10.6%        10.9%       11.1%       13.2%        9.3%

Property & Casualty
  Combined Ratio                         88.8%       101.6%       85.4%       89.9%       92.8%        91.5%      100.1%       -8.6


  Impact of Catastrophes                  2.8%        13.9%        2.1%        0.9%        1.6%         5.0%        3.1%        1.9


  Net Written Premiums               $ 1,378.4    $ 1,467.7   $ 1,454.0   $ 1,375.7   $ 1,277.3    $ 5,675.8   $ 5,114.3        11%
   % Chg Prior Year Same Qtr              7.9%        11.6%       10.4%       14.1%       13.0%


  Net Earned Premiums                $ 1,436.5    $ 1,400.7   $ 1,351.4   $ 1,340.5   $ 1,286.5    $ 5,529.1   $ 4,901.8        13%
   % Chg Prior Year Same Qtr             11.7%        12.0%       12.4%       15.3%       10.5%


Book Value Per Share                   $ 30.88      $ 29.38     $ 36.36     $ 39.77     $ 36.24      $ 30.88     $ 36.24       -15%
   % Chg Prior Year Same Qtr            -14.8%       -17.5%       -2.3%       20.5%       13.0%


Book Value Per Share (Pre-FAS 115)     $ 29.16      $ 27.48     $ 30.20     $ 28.65     $ 27.21      $ 29.16     $ 27.21         7%
   % Chg Prior Year Same Qtr              7.2%         8.4%       17.4%       16.2%       11.6%

                                                             Safeco Corporation
                                                       Consolidated Statements of Income
                                                      (In Millions Except Per Share Data)

                                                                            Three Months Ended               Year Ended
                                                                                December 31                 December 31
                                                                         --------------------------  ---------------------------
                                                                            2004          2003           2004          2003
                                                                         ------------  ------------  -------------  ------------
                                                                                (Unaudited)            (Unaudited)
REVENUES
Earned Premiums                                                             $1,436.5     $ 1,286.5       $5,529.1     $ 4,901.8
Net Investment Income                                                          115.0         114.3          464.6         468.4
Net Realized Investment Gains                                                   22.6          33.4          200.8          70.1
Other                                                                            0.3           1.9            0.9           9.8
                                                                         ------------  ------------  -------------  ------------
Total                                                                        1,574.4       1,436.1        6,195.4       5,450.1
                                                                         ------------  ------------  -------------  ------------


EXPENSES
Losses and Loss Adjustment Expenses                                            863.0         812.9        3,495.2       3,452.2
Amortization of Deferred Policy Acquisition Costs                              242.7         220.1          924.6         846.2
Other Underwriting and Operating Expenses                                      172.4         164.0          648.1         635.3
Loss on Debt Repurchases                                                           -             -          121.0             -
Interest Expense                                                                20.9          31.0          108.2         127.1
Restructuring Charges                                                            4.0           9.2            5.4           9.2
                                                                         ------------  ------------  -------------  ------------
Total                                                                        1,303.0       1,237.2        5,302.5       5,070.0
                                                                         ------------  ------------  -------------  ------------


Income from Continuing Operations before Income Taxes                          271.4         198.9          892.9         380.1

Provision for Income Taxes on:
Income from Continuing Operations before Net Realized
    Investment Gains                                                            79.6          48.7          198.3          70.4
Net Realized Investment Gains                                                   12.0          11.2           74.4          24.2
                                                                          ------------  ------------  -------------  ------------
Total Provision for Income Taxes                                                91.6          59.9          272.7          94.6
                                                                          ------------  ------------  -------------  ------------

Income from Continuing Operations                                              179.8         139.0          620.2         285.5
Results from Discontinued Operations, Net of Taxes                                 -          27.2          (57.8)         53.7
                                                                          ------------  ------------  -------------  ------------
Net Income                                                                   $ 179.8       $ 166.2        $ 562.4       $ 339.2
                                                                          ============  ============  =============  ============



INCOME PER SHARE OF COMMON STOCK - DILUTED
Income from Continuing Operations                                             $ 1.41        $ 1.00         $ 4.59        $ 2.06
Results from Discontinued Operations, Net of Taxes                                 -          0.19          (0.43)         0.38
                                                                           ------------  ------------  -------------  ------------

Net Income                                                                    $ 1.41        $ 1.19         $ 4.16        $ 2.44
                                                                           ============  ============  =============  ============


INCOME PER SHARE OF COMMON STOCK - BASIC
Income from Continuing Operations                                             $ 1.42        $ 1.00         $ 4.62        $ 2.06
Results from Discontinued Operations, Net of Taxes                                 -          0.20          (0.43)         0.39
                                                                          ------------  ------------  -------------  ------------

Net Income                                                                    $ 1.42        $ 1.20         $ 4.19        $ 2.45
                                                                          ============  ============  =============  ============


Dividends Declared                                                            $ 0.22       $ 0.185         $ 0.81        $ 0.74

Average Number of  Shares Outstanding During the Period:
    Diluted                                                                    127.9         139.2          135.2         138.9
    Basic                                                                      126.9         138.6          134.1         138.4

                                                             Safeco Corporation
                                                          Condensed Balance Sheets
                                                                (In Millions)

                                                                                        December 31         December 31
                                                                                           2004                2003
                                                                                     ------------------  ------------------
                                                                                        (Unaudited)
ASSETS
Total Investments *                                                                         $ 10,404.2           $ 9,344.2
Cash and Cash Equivalents                                                                        251.9               319.0
Reinsurance Recoverables                                                                         356.2               372.0
Deferred Policy Acquisition Costs                                                                382.2               356.8
Other Assets                                                                                   3,195.8             3,206.5
Assets of Discontinued Operations                                                                    -            22,548.9
                                                                                     ------------------  ------------------
          Total Assets                                                                      $ 14,590.3          $ 36,147.4
                                                                                     ==================  ==================

LIABILITIES AND SHAREHOLDERS' EQUITY
Loss and Loss Adjustment Expense Reserves                                                    $ 5,209.3           $ 5,044.6
Debt **                                                                                        1,332.9             1,951.3
Unearned Premiums and Other Liabilities                                                        4,127.2             4,185.5
Liabilities of Discontinued Operations                                                               -            19,942.7
                                                                                     ------------------  ------------------
          Total Liabilities                                                                   10,669.4            31,124.1
                                                                                     ------------------  ------------------

Commitments and Contingencies                                                                        -                   -

Common Stock, No Par Value
   Shares Authorized: 300; Shares Reserved for Stock Awards: 9.1; 11.6
   Shares Issued and Outstanding: 127.0 ***; 138.6                                               641.8             1,197.3
Retained Earnings                                                                              2,763.8             2,308.7
Accumulated Other Comprehensive Income                                                           515.3             1,517.3
                                                                                     ------------------  ------------------
          Total Shareholders' Equity                                                           3,920.9             5,023.3
                                                                                     ------------------  ------------------
          Total Liabilities & Shareholders' Equity                                          $ 14,590.3          $ 36,147.4
                                                                                     ==================  ==================

*  See Investment Portfolio - Continuing Operations (SS-17) for more detail.
** See Capitalization (SS-18) for more detail.
*** Reflects the repurchase of 13.2 million shares under an accelerated stock buyback program on August 2, 2004.

                                                             Safeco Corporation
                                                      Continuing Operations Income Summary
                                                                (In Millions)


                                                                             Three Months Ended             Year Ended
                                                                               December 31                  December 31
                                                                         -------------------------  ----------------------------
                                                                            2004          2003          2004           2003
                                                                         ------------  -----------  -------------  -------------
                                                                               (Unaudited)          (Unaudited)

Income from Continuing Operations Before Income Taxes
Property & Casualty
    Underwriting Profit (Loss)                                                $161.7       $ 92.8        $ 472.3         $ (5.9)
    Net Investment Income                                                      106.5        110.0          445.0          453.0
    Restructuring Charges                                                       (4.0)        (8.3)          (5.4)          (8.3)
                                                                         ------------  -----------  -------------  -------------
       Total Property & Casualty                                               264.2        194.5          911.9          438.8
Corporate                                                                      (15.4)       (29.0)         (98.8)        (128.8)
                                                                         ------------  -----------  -------------  -------------
       Total                                                                   248.8        165.5          813.1          310.0
Net Realized Investment Gains                                                   22.6         33.4          200.8           70.1
Loss on Debt Repurchases                                                           -            -         (121.0)             -
                                                                         ------------  -----------  -------------  -------------
Total Income from Continuing Operations Before
       Income Taxes                                                           $271.4       $198.9        $ 892.9        $ 380.1
                                                                         ============  ===========  =============  =============


Total Provision for Income Taxes                                              $ 91.6       $ 59.9        $ 272.7         $ 94.6
                                                                         ============  ===========  =============  =============


After-Tax Income from Continuing Operations
Property & Casualty
    Underwriting Profit (Loss)                                                $103.1       $ 59.9        $ 308.3         $ (6.0)
    Net Investment Income                                                       76.6         82.0          323.8          335.3
    Restructuring Charges                                                       (2.6)        (5.4)          (3.5)          (5.4)
                                                                         ------------  -----------  -------------  -------------
       Total Property & Casualty                                               177.1        136.5          628.6          323.9
Corporate                                                                       (7.9)       (19.7)         (56.1)         (84.3)
                                                                         ------------  -----------  -------------  -------------
       Total                                                                   169.2        116.8          572.5          239.6
Net Realized Investment Gains                                                   10.6         22.2          126.4           45.9
Loss on Debt Repurchases                                                           -            -          (78.7)             -
                                                                         ------------  -----------  -------------  -------------
    Total Income from Continuing Operations                                   $179.8       $139.0        $ 620.2        $ 285.5
                                                                         ============  ===========  =============  =============

                                                     Safeco Property & Casualty
                                              Underwriting Profit (Loss) and Combined Ratios
                                                          (In Millions)




                                      4TH           3RD          2ND          1ST        4TH         Full          Full
                                      QTR           QTR          QTR          QTR        QTR         Year          Year
Net U/W Profit (Loss)                 2004         2004          2004        2004        2003        2004          2003
                                   -----------  ------------  -----------  ----------  ---------  ------------  -----------

Safeco Personal Insurance
     Auto                              $ 41.1        $ 51.0       $ 61.0      $ 23.1     $ 23.0       $ 176.2       $ 47.7
     Property                            54.3          14.2         79.3        61.4       47.0         209.2        108.9
     Specialty                            3.1          (4.3)         6.7         6.4        5.0          11.9         27.2
                                   -----------  ------------  -----------  ----------  ---------  ------------  -----------
         Total SPI                       98.5          60.9        147.0        90.9       75.0         397.3        183.8
                                   -----------  ------------  -----------  ----------  ---------  ------------  -----------

Safeco Business Insurance
     SBI Regular                         51.2         (59.7)        31.9        23.8       39.5          47.2        (28.6)
     SBI Special Accounts Facility       11.4         (21.1)        17.5        18.5       11.9          26.3         23.5
                                   -----------  ------------  -----------  ----------  ---------  ------------  -----------

         Total SBI                       62.6         (80.8)        49.4        42.3       51.4          73.5         (5.1)
                                   -----------  ------------  -----------  ----------  ---------  ------------  -----------

  Surety                                 11.6          10.0         11.5         9.3        8.6          42.4         27.6
  P&C Other*                            (11.0)        (12.6)       (10.2)       (7.1)     (42.2)        (40.9)      (212.2)

                                   -----------  ------------  -----------  ----------  ---------  ------------  -----------
  Total Property & Casualty           $ 161.7       $ (22.5)     $ 197.7     $ 135.4     $ 92.8       $ 472.3       $ (5.9)
                                   ===========  ============  ===========  ==========  =========  ============  ===========


Net Combined Ratios (GAAP)

Safeco Personal Insurance
     Auto                                94.1%         92.4%        90.5%       96.3%      96.2%         93.3%        97.9%
     Property                            76.7          93.9         65.1        73.1       79.8          77.3         88.2
     Specialty                           86.9         118.3         69.4        70.0       76.7          86.8         67.2
                                   -----------  ------------  -----------  ----------  ---------  ------------  -----------
          Total SPI                      89.6          93.4         83.5        89.5       91.2          89.1         94.3
                                   -----------  ------------  -----------  ----------  ---------  ------------  -----------

Safeco Business Insurance
     SBI Regular                         83.8         119.5         89.4        92.1       86.1          96.2        102.6
     SBI Special Accounts Facility       89.4         119.1         83.8        84.2       88.3          94.1         93.9
                                   -----------  ------------  -----------  ----------  ---------  ------------  -----------
          Total SBI                      85.2         119.4         87.9        89.9       86.7          95.6        100.3
                                   -----------  ------------  -----------  ----------  ---------  ------------  -----------
Surety                                   79.5          81.3         75.7        79.6       79.9          79.1         82.0
P&C Other*                                 NM            NM           NM          NM         NM            NM           NM

                                   -----------  ------------  -----------  ----------  ---------  ------------  -----------
  Total Property & Casualty             88.8%        101.6%        85.4%       89.9%      92.8%         91.5%       100.1%
                                   ===========  ============  ===========  ==========  =========  ============  ===========

* P&C Other includes large commercial business accounts, commercial specialty programs and London operations that are in runoff and certain product lines that we have exited.


                                                     Safeco Property & Casualty
                                                        Net Written Premiums
                                                           (In Millions)


                                          4TH           3RD          2ND          1ST         4TH           Full          Full
                                          QTR           QTR          QTR          QTR         QTR           Year          Year
                                         2004          2004          2004        2004         2003          2004          2003
                                      ------------  ------------  -----------  ----------  -----------  -------------  ------------
Net Written Premiums

Safeco Personal Insurance
Auto                                      $ 677.4       $ 707.9      $ 655.4     $ 668.9      $ 606.2      $ 2,709.6     $ 2,339.9
Property                                    210.6         248.1        252.8       206.6        214.6          918.1         925.0
Specialty                                    19.2          24.9         28.2        20.8         17.9           93.1          85.6
                                      ------------  ------------  -----------  ----------  -----------  -------------  ------------
Total SPI                                   907.2         980.9        936.4       896.3        838.7        3,720.8       3,350.5
                                      ------------  ------------  -----------  ----------  -----------  -------------  ------------
Safeco Business Insurance
SBI Regular                                 304.4         307.8        333.4       312.9        283.0        1,258.5       1,156.9
SBI Special Accounts Facility               106.6         115.4        107.6       117.8        110.3          447.4         405.8
                                      ------------  ------------  -----------  ----------  -----------  -------------  ------------
Total SBI                                   411.0         423.2        441.0       430.7        393.3        1,705.9       1,562.7
                                      ------------  ------------  -----------  ----------  -----------  -------------  ------------

Surety                                       58.3          64.1         60.3        48.7         46.8          231.4         178.8
P&C Other                                     1.9          (0.5)        16.3           -         (1.5)          17.7          22.3

                                      ------------  ------------  -----------  ----------  -----------  -------------  ------------
  Total Property & Casualty              $1,378.4      $1,467.7     $1,454.0    $1,375.7    $ 1,277.3      $ 5,675.8     $ 5,114.3
                                      ============  ============  ===========  ==========  ===========  =============  ============

Net Written Premiums (Percent Change)               Percent Change Over Prior Year Same Quarter           Percent Change Full Year
-------------------------------------               -------------------------------------------           ------------------------

Safeco Personal Insurance
Auto                                         11.7%         16.0%        16.2%       19.6%        17.5%          15.8%         17.0%
Property                                     -1.9           0.6         -1.1        -0.7          1.8           -0.7           0.2
Specialty                                     7.3           9.2          9.3         8.9          5.9            8.8           7.5
                                      ------------  ------------  -----------  ----------  -----------  -------------  ------------
Total SPI                                     8.2          11.5         10.8        13.9         12.8           11.1          11.6
                                      ------------  ------------  -----------  ----------  -----------  -------------  ------------

Safeco Business Insurance
SBI Regular                                   7.6           9.3          8.1        10.2          9.6            8.8           9.6
SBI Special Accounts Facility                -3.4          11.3         13.6        21.3         11.2           10.3          16.3
                                      ------------  ------------  -----------  ----------  -----------  -------------  ------------
Total SBI                                     4.5           9.9          9.4        13.0         10.1            9.2          11.3
                                      ------------  ------------  -----------  ----------  -----------  -------------  ------------

Surety                                       24.6          28.5         28.6        38.4         44.4           29.4          33.8
P&C Other                                      NM            NM           NM          NM           NM             NM            NM

                                      ------------  ------------  -----------  ----------  -----------  -------------  ------------
  Total Property & Casualty                   7.9%         11.6%        10.4%       14.1%        13.0%          11.0%         11.6%
                                       ============  ============  ===========  ==========  ===========  =============  ============

                                                     Safeco Property & Casualty
                                                        Net Earned Premiums
                                                           (In Millions)


                                              4TH         3RD         2ND         1ST         4TH         Full          Full
                                              QTR         QTR         QTR         QTR         QTR         Year          Year
                                             2004        2004        2004         2004        2003        2004          2003
                                           ----------  ----------  ----------  ----------- ----------- ------------  --------------
Net Earned Premiums

Safeco Personal Insurance
Auto                                         $ 694.6     $ 670.4     $ 643.5      $ 620.1     $ 599.2    $ 2,628.6     $ 2,241.5
Property                                       232.8       232.1       227.5        228.2       232.9        920.6         920.9
Specialty                                       23.5        23.4        22.1         21.2        21.5         90.2          83.0
                                           ----------  ----------  ----------  ----------- ----------- ------------  ------------
Total SPI                                      950.9       925.9       893.1        869.5       853.6      3,639.4       3,245.4
                                           ----------  ----------  ----------  ----------- ----------- ------------  ------------

Safeco Business Insurance
SBI Regular                                    315.8       307.0       299.5        302.4       284.0      1,224.7       1,097.5
SBI Special Accounts Facility                  108.1       110.5       108.0        116.7       102.1        443.3         383.8
                                           ----------  ----------  ----------  ----------- ----------- ------------  ------------
Total SBI                                      423.9       417.5       407.5        419.1       386.1      1,668.0       1,481.3
                                           ----------  ----------  ----------  ----------- ----------- ------------  ------------


Surety                                          56.3        53.7        47.6         45.4        43.0        203.0         153.6
P&C Other                                        5.4         3.6         3.2          6.5         3.8         18.7          21.5

                                           ----------  ----------  ----------  ----------- ----------- ------------  ------------
  Total Property & Casualty                 $1,436.5    $1,400.7    $1,351.4     $1,340.5    $1,286.5    $ 5,529.1     $ 4,901.8
                                           ==========  ==========  ==========   ========== =========== ============  ============


Net Earned Premiums (Percent Change)               Percent Change Over Prior Year Same Quarter            Percent Change Full Year
-----------------------------------                -------------------------------------------            ------------------------

Safeco Personal Insurance
Auto                                            15.9%       16.8%       17.8%        18.8%       16.0%        17.3%         16.7%
Property                                           -         1.0        -1.3          0.3         0.8            -           0.8
Specialty                                        9.3         9.3         8.3          7.6         7.5          8.7           5.7
                                           ----------  ----------  ----------  ----------- ----------- ------------  ------------
Total SPI                                       11.4        12.2        12.0         13.0        11.2         12.1          11.4
                                           ----------  ----------  ----------  ----------- ----------- ------------  ------------

Safeco Business Insurance
SBI Regular                                     11.2        11.5        10.1         13.7         8.3         11.6           8.2
SBI Special Accounts Facility                    5.9         9.8        15.9         32.8        14.5         15.5          39.1
                                           ----------  ----------  ----------  ----------- ----------- ------------  ------------
Total SBI                                        9.8        11.0        11.6         18.4         9.8         12.6          14.8
                                           ----------  ----------  ----------  ----------- ----------- ------------  ------------

Surety                                          30.9        34.3        23.6         41.4        31.5         32.2          21.6
P&C Other                                         NM          NM          NM           NM          NM           NM            NM

                                           ----------  ----------  ----------  ----------- ----------- ------------  ------------
  Total Property & Casualty                     11.7%       12.0%       12.4%        15.3%       10.5%        12.8%          8.4%
                                           ==========  ==========  ==========   ========== =========== ============  ============

                                                  Safeco Property & Casualty
                                                Safeco Personal Insurance (SPI)
                                                  (In Millions Except Ratios)

                                  4TH          3RD         2ND         1ST         4TH         Full         Full
                                  QTR          QTR         QTR         QTR         QTR         Year         Year
                                  2004        2004        2004        2004         2003        2004         2003
                               -----------  ----------  ----------  ----------  -----------  ----------  -----------
AUTO

Underwriting Profit                $ 41.1      $ 51.0      $ 61.0      $ 23.1       $ 23.0     $ 176.2       $ 47.7

Loss and LAE Ratio                   73.4%       69.1%       68.0%       73.4%        72.5%       71.0%        74.6%
Expense Ratio                        20.7        23.3        22.5        22.9         23.7        22.3         23.3
                               -----------  ----------  ----------  ----------  -----------  ----------  -----------
Combined Ratio                       94.1%       92.4%       90.5%       96.3%        96.2%       93.3%        97.9%
                               ===========  ==========  ==========  ==========  ===========  ==========  ===========

Impact of Catastrophes               0.2%        1.2%        1.4%        0.1%         0.6%        0.7%         1.2%

Policies In Force (000's)         1,806.3     1,780.5     1,735.7     1,705.0      1,660.0
% Chg Prior Year Same Qtr            8.8%        9.7%       10.0%       10.0%         9.1%

Loss Trends (12 mos. Rolling)
Frequency                           -2.4%       -3.8%       -2.4%       -0.4%        -2.1%
Severity                              6.7        5.3         4.8         3.6          2.4
Total Loss Costs                     4.2%        1.3%        2.3%        3.2%         0.3%

Retention                           80.4%       80.1%       79.8%       79.8%        79.8%

New Business Policies (000's)       131.3       148.6       131.0       143.9        139.6
% Chg Prior Year Same Qtr           -5.9%        2.9%       13.5%       33.9%        19.5%

Net Written Premiums              $ 677.4     $ 707.9     $ 655.4     $ 668.9      $ 606.2
% Chg Prior Year Same Qtr           11.7%       16.0%       16.2%       19.6%        17.5%

Net Earned Premiums               $ 694.6     $ 670.4     $ 643.5     $ 620.1      $ 599.2
% Chg Prior Year Same Qtr           15.9%       16.8%       17.8%       18.8%        16.0%

PROPERTY

Underwriting Profit                $ 54.3      $ 14.2      $ 79.3      $ 61.4       $ 47.0     $ 209.2      $ 108.9

Loss and LAE Ratio                  45.8%       67.5%       38.1%       45.4%        51.8%       49.3%        59.5%
Expense Ratio                       30.9        26.4        27.0        27.7         28.0        28.0         28.7
                               -----------  ----------  ----------  ----------  -----------  ----------  -----------
Combined Ratio                      76.7%       93.9%       65.1%       73.1%        79.8%       77.3%        88.2%
                               ===========  ==========  ==========  ==========  ===========  ==========  ===========

Impact of Catastrophes               5.6%       30.7%        6.8%        3.2%         7.7%       11.6%        11.1%
Impact of Non-Cat Weather            4.0%        5.2%        5.4%        4.9%         3.6%        4.9%         6.7%

Policies In Force (000's)         1,351.8     1,368.7     1,393.1     1,423.2      1,449.0
% Chg Prior Year Same Qtr           -6.7%       -7.7%       -8.4%       -8.7%        -8.9%

Retention                           83.7%       83.2%       83.1%       83.2%        83.1%

New Business Policies (000's)        38.2        42.2        36.3        30.4         32.6
% Chg Prior Year Same Qtr           17.2%       14.1%        6.5%        7.4%        -2.6%

Net Written Premiums              $ 210.6     $ 248.1     $ 252.8     $ 206.6      $ 214.6
% Chg Prior Year Same Qtr           -1.9%        0.6%       -1.1%       -0.7%         1.8%

Net Earned Premiums               $ 232.8     $ 232.1     $ 227.5     $ 228.2      $ 232.9
% Chg Prior Year Same Qtr            0.0%        1.0%       -1.3%        0.3%         0.8%

SPECIALTY

Underwriting Profit (Loss)          $ 3.1      $ (4.3)      $ 6.7       $ 6.4        $ 5.0      $ 11.9       $ 27.2

Loss and LAE Ratio                   61.8%       93.3%       44.0%       45.0%        51.5%       61.7%        41.5%
Expense Ratio                        25.1        25.0        25.4        25.0         25.2        25.1         25.7
                               -----------  ----------  ----------  ----------  -----------  ----------  -----------
Combined Ratio                       86.9%      118.3%       69.4%       70.0%        76.7%       86.8%        67.2%
                               ===========  ==========  ==========  ==========  ===========  ==========  ===========

Impact of Catastrophes               5.9%       26.9%        0.0%        0.0%         0.0%        8.5%         0.0%

                                                     Safeco Property & Casualty
                                                   Safeco Business Insurance (SBI)
                                                    (In Millions Except Ratios)


                                       4TH         3RD         2ND        1ST         4TH         Full         Full
                                       QTR         QTR         QTR        QTR         QTR         Year         Year
                                      2004        2004        2004       2004         2003        2004         2003
                                    ----------  ----------  ---------- ----------  -----------  ----------  ------------
SAFECO BUSINESS INSURANCE

Underwriting Profit (Loss)             $ 62.6     $ (80.8)     $ 49.4     $ 42.3       $ 51.4      $ 73.5        $ (5.1)

Loss and LAE Ratio                       49.2%       84.8%       53.2%      55.8%        51.0%       60.7%         63.1%
Expense Ratio                            36.0        34.6        34.7       34.1         35.7        34.9          37.2
                                    ----------  ----------  ---------- ----------  -----------  ----------  ------------
Combined Ratio (CR)                      85.2%      119.4%       87.9%      89.9%        86.7%       95.6%        100.3%
                                    ==========  ==========  ========== ==========  ===========  ==========  ============

CR excluding reserve adjustment *       85.2%      119.4%       87.9%      89.9%        86.7%       95.6%         96.3%

Impact of Catastrophes                   5.8%       26.1%        1.1%       0.9%         0.0%        8.5%          1.8%

SBI REGULAR

Underwriting Profit (Loss)             $ 51.2     $ (59.7)     $ 31.9     $ 23.8       $ 39.5      $ 47.2       $ (28.6)

Loss and LAE Ratio                       49.6%       86.6%       55.6%      58.7%        51.0%       62.6%         65.7%
Expense Ratio                            34.2        32.9        33.8       33.4         35.1        33.6          36.9
                                    ----------  ----------  ---------- ----------  -----------  ----------  ------------
Combined Ratio (CR)                      83.8%      119.5%       89.4%      92.1%        86.1%       96.2%        102.6%
                                    ==========  ==========  ========== ==========  ===========  ==========  ============

CR excluding reserve adjustment *       83.8%      119.5%       89.4%      92.1%        86.1%       96.2%         97.4%

Impact of Catastrophes                   8.9%       26.0%        1.2%       0.8%         0.1%        9.3%          1.7%

Policies In Force (000's)               511.0       511.2       511.5      508.6        510.1
% Chg Prior Year Same Qtr                0.2%        0.3%        0.1%      -1.7%        -3.7%

Retention                               79.8%       79.8%       79.7%      80.2%        78.4%

New Business Policies (000's)            25.6        28.0        30.8       28.9         27.9
% Chg Prior Year Same Qtr               -8.2%       -7.6%       -1.0%      14.7%        13.4%


Net Written Premiums                   $304.4      $307.8      $333.4     $312.9      $ 283.0
% Chg Prior Year Same Qtr                7.6%        9.3%        8.1%      10.2%         9.6%

Net Earned Premiums                    $315.8      $307.0      $299.5     $302.4      $ 284.0
% Chg Prior Year Same Qtr               11.2%       11.5%       10.1%      13.7%         8.3%


SBI SPECIAL ACCOUNTS FACILITY

Underwriting Profit (Loss)             $ 11.4     $ (21.1)     $ 17.5     $ 18.5       $ 11.9      $ 26.3        $ 23.5

Combined Ratio                          89.4%      119.1%       83.8%      84.2%        88.3%       94.1%         93.9%

Impact of Catastrophes                  -3.1%       26.3%        0.9%       1.1%        -0.1%        6.3%          1.9%

* Excludes third quarter 2003 workers compensation adjustment of $205.0 ($144.9 in P&C Other, $57.6 in SBI Regular and $2.5 in SBI Special Accounts Facility).


                                                     Safeco Property & Casualty
                                                      Surety, Other and Total
                                                    (In Millions Except Ratios)


                                         4TH           3RD          2ND          1ST           4TH          Full         Full
                                         QTR           QTR          QTR          QTR           QTR          Year         Year
                                        2004          2004          2004         2004         2003          2004         2003
                                     ------------  ------------  -----------  -----------  ------------  ------------ ------------
SURETY

Underwriting Profit                       $ 11.6        $ 10.0       $ 11.5        $ 9.3         $ 8.6        $ 42.4       $ 27.6

Combined Ratio                             79.5%         81.3%        75.7%        79.6%         79.9%         79.1%        82.0%


P&C OTHER *

Underwriting Loss                        $ (11.0)      $ (12.6)     $ (10.2)      $ (7.1)      $ (42.2)      $ (40.9)    $ (212.2)


TOTAL PROPERTY & CASUALTY

Underwriting Profit (Loss)               $ 161.7       $ (22.5)     $ 197.7      $ 135.4        $ 92.8       $ 472.3       $ (5.9)

Underwriting Profit (Loss) excluding
   reserve adjustment **                 $ 161.7       $ (22.5)     $ 197.7      $ 135.4        $ 92.8       $ 472.3      $ 199.1

Loss and LAE Ratio                         60.1%         73.5%        57.5%        61.6%         63.2%         63.3%        70.4%
Expense Ratio                              28.7          28.1         27.9         28.3          29.6          28.2         29.7
                                     ------------  ------------  -----------  -----------  ------------  ------------ ------------
Combined Ratio (CR)                        88.8%        101.6%        85.4%        89.9%         92.8%         91.5%       100.1%
                                     ============  ============  ===========  ===========  ============  ============ ============


CR excluding reserve adjustment **         88.8%        101.6%        85.4%        89.9%         92.8%         91.5%        96.0%

Impact of Catastrophes                      2.8          13.9          2.1          0.9           1.6           5.0          3.1
                                     ------------  ------------  -----------  -----------  ------------  ------------ ------------

CR excluding reserve adjustment
   and Impact of Catastrophes**            86.0%         87.7%        83.3%        89.0%         91.2%         86.5%        92.9%
                                     ============  ============  ===========  ===========  ============  ============ ============

                                         4TH           3RD          2ND          1ST           4TH          Full         Full
                                         QTR           QTR          QTR          QTR           QTR          Year         Year
                                        2004          2004          2004         2004         2003          2004         2003
                                     ------------  ------------  -----------  -----------  ------------  ------------ ------------

Catastrophes

     SPI - Auto                            $ 1.2         $ 8.2        $ 9.0        $ 0.5         $ 3.7        $ 18.9       $ 26.8
     SPI - Property                         13.0          71.3         15.5          7.4          18.0         107.2        101.9
     SPI - Specialty                         1.3           6.3            -            -             -           7.6            -
     Safeco Business Insurance              24.7         109.0          4.5          3.7           0.1         141.9         26.2
     P&C Other                                 -             -            -            -          (1.6)            -         (1.2)
                                     ------------  ------------  -----------  -----------  ------------  ------------ ------------

Total                                     $ 40.2       $ 194.8       $ 29.0       $ 11.6        $ 20.2       $ 275.6      $ 153.7
                                     ============  ============  ===========  ===========  ============  ============ ============



* P&C includes large commercial business accounts, commercial specialty programs and London operations that are in runoff and certain product lines that we have exited.

** Excludes third quarter 2003 workers compensation adjustment of $205.0 ($144.9 in P&C Other, $57.6 in SBI Regular and $2.5 in SBI Special Accounts Facility).

                                                     Safeco Property & Casualty
                                                       Statutory Information
                                                    (In Millions Except Ratios)


                                                                     Three Months Ended                     Year Ended
Loss and Loss Adjustment Expense (LAE) Reserves                          December 31                        December 31
                                                              --------------------------------------------------------------------
                                                                   2004             2003              2004             2003
                                                              ---------------  ----------------  ---------------  ----------------
Loss and LAE Reserves, Beginning of Period                         $ 4,864.1         $ 4,681.0        $ 4,649.2         $ 4,535.8
Net Losses and LAE Incurred                                            863.9             809.1          3,496.1           3,448.4
Net Losses and LAE Paid                                               (908.8)           (840.9)        (3,326.1)         (3,335.0)
                                                              ---------------  ----------------  ---------------  ----------------
Loss and LAE Reserves, End of Period                               $ 4,819.2         $ 4,649.2        $ 4,819.2         $ 4,649.2
                                                              ===============  ================  ===============  ================



                                                  4TH              3RD               2ND              1ST               4TH
                                                  QTR              QTR               QTR              QTR               QTR
                                                  2004             2004             2004              2004             2003
                                             ---------------  ---------------  ----------------  ---------------  ----------------

P&C Balance Sheet


Total Capital and Surplus                         $ 3,400.0  *     $ 3,178.3         $ 3,245.1        $ 3,028.2         $ 2,789.7

Ratio of Net Premiums Written (Annualized)
   to Total Capital and Surplus                        1.67  *          1.80              1.74             1.82              1.83

* Estimated



                                                             Safeco Corporation
                                                            Investment Portfolio
                                                                (In Millions)

Investment Portfolio (Market Value)        12/31/2004         %                      12/31/2003         %
                                           ------------  ------------                ------------  ------------
Fixed Maturities - Taxable                   $ 7,084.8          68.1 %                 $ 6,002.7          64.2 %
Fixed Maturities - Nontaxable                  2,209.5          21.2                     2,156.5          23.1
Equity Securities                              1,101.4          10.6                     1,166.2          12.5
                                           ------------  ------------                ------------  ------------
Total Fixed Maturities & Equity Securities    10,395.7          99.9                     9,325.4          99.8
Mortgage Loans                                       -             -                         9.8           0.1
Other Invested Assets                              8.5           0.1                         9.0           0.1
                                           ------------  ------------                ------------  ------------
Total Investment Portfolio                  $ 10,404.2         100.0 %                 $ 9,344.2         100.0 %
                                           ============  ============                ============  ============

Rating (Market Value) - Fixed Maturities   12/31/2004                                12/31/2003
                                           ------------                              ------------
AAA                                               43.0 %                                    42.2 %
AA                                                11.0                                      10.9
A                                                 29.4                                      23.0
BBB                                               13.8                                      19.3
                                           ------------                              ------------
Total Investment Grade                            97.2                                      95.4
BB or lower                                        1.8                                       3.1
Not Rated                                          1.0                                       1.5
                                           ------------                              ------------
Total Below Investment Grade                       2.8                                       4.6
                                           ------------                              ------------
   Total                                         100.0 %                                   100.0 %
                                           ============                              ============

Average Rating                                      A+                                        A+
                                           ============                              ============

                                           12/31/2004     9/30/2004     6/30/2004     3/31/2004    12/31/2003
                                           -------------------------------------------------------------------
P&C Pretax Investment Income                   $ 106.5       $ 111.0       $ 115.8       $ 111.7       $ 110.0
Tax Rate on P&C Investment Income               28.10%        28.59%        25.39%        26.95%        25.45%
Pretax Investment Income                       $ 115.0       $ 115.5       $ 119.1       $ 115.0       $ 114.3
Tax Rate on Investment Income                   28.52%        28.78%        25.60%        27.12%        25.76%

Fixed Maturities at Cost                     $ 8,958.0     $ 8,824.7     $ 8,344.4     $ 7,797.0     $ 7,717.2
Fixed Maturities at Market                     9,294.3       9,188.2       8,561.2       8,311.7       8,159.2
Equity Securities at Cost                        640.3         580.7         538.0         653.9         684.8
Equity Securities at Market                    1,101.4         972.5         964.6       1,134.8       1,166.2

  Total Cost                                 $ 9,606.8     $ 9,413.8     $ 8,892.8     $ 8,477.0     $ 8,420.7
  Total Market                              $ 10,404.2    $ 10,169.1     $ 9,536.1     $ 9,472.6     $ 9,344.2
     % Fixed Maturities - Taxable (at market)    68.1%         69.2%         68.1%         65.1%         64.2%
     % Fixed Maturities - Nontaxable (at market) 21.2%         21.2%         21.7%         22.6%         23.1%
     % Equity Securities (at market)             10.6%          9.5%         10.1%         12.0%         12.5%
     % Other                                      0.1%          0.1%          0.1%          0.3%          0.2%

  P&C Market YTM on Fixed Maturities Portfolio   4.06%         3.92%         4.35%         3.46%         3.81%
  P&C Book YTM on Fixed Maturities Portfolio     5.02%         5.05%         5.18%         5.23%         5.36%
  P&C Duration of Fixed Maturities Portfolio     4.27          4.51          4.94          4.32          4.46


                                              Three Months Ended              Year Ended
Net Realized Investment Gains (After Tax)         December 31                 December 31
                                           --------------------------  --------------------------
from Continuing Operations                    2004          2003          2004          2003
                                           ------------  ------------  ------------  ------------

Gains on Securities Transactions                 $ 7.4        $ 21.3       $ 129.1        $ 57.7
Impairments                                          -          (0.3)         (5.9)        (31.0)
Credit Default Swaps                                 -           1.5             -          15.8
Other                                              3.2          (0.3)          3.2           3.4
                                           ------------  ------------  ------------  ------------
Net Realized Investment Gains                   $ 10.6        $ 22.2       $ 126.4        $ 45.9
                                           ============  ============  ============  ============

                                                             Safeco Corporation
                                                               Capitalization
                                                               (In Millions)


                                                         12/31/2004       12/31/2003          12/31/2002

Short-Term Debt
$300 million* back up line of credit (unused)                     $ -               $ -                 $ -
7.875%, due 3/15/03                                                 -                 -               303.5
Medium-Term Notes and Other                                         -                 -                15.9

Long-Term Debt
7.875%, due 4/1/05 (called at par on 4/1/03)                        -                 -               200.0
6.875%, due 7/15/07 (non callable)                              200.0             200.0               200.0
4.20%, due 2/1/08 (non callable)                                200.0             200.0                   -
4.875%, due 2/1/10 (non callable)                               300.0             300.0                   -
7.25%, due 9/1/12 (non callable)                                230.0             375.0               375.0
8.072% debentures due 2037                                      402.9             876.3               876.3
    (Callable at 104 in 2007)

                                                       ---------------  ----------------   -----------------
Total Debt                                                  $ 1,332.9         $ 1,951.3           $ 1,970.7
                                                       ===============  ================   =================

Equity                                                      $ 3,920.9         $ 5,023.3           $ 4,431.6
                                                       ===============  ================   =================

Total Capital (Debt + Equity)                               $ 5,253.8         $ 6,974.6           $ 6,402.3
                                                       ===============  ================   =================

Debt to Capital                                                 25.4%             28.0%               30.8%
Adjusted Debt** to Capital                                      23.8%             25.5%               28.0%
Debt to Equity                                                  34.0%             38.8%               44.5%

Debt to Capital (excluding FAS 115)                             26.5%             34.1%               36.9%
Adjusted Debt** to Capital (excluding FAS 115)                  24.9%             31.0%               33.6%
Debt to Equity (excluding FAS 115)                              36.0%             51.7%               58.5%

* $500 million in 2003 and 2002
** 20% equity credit for 8.072% debentures due 2037

